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Subject: ExxonMobil publishes Shareholder Letter; encourages you to vote AGAINST Items 4-7

Hello Shareholder,

In advance of our Annual Meeting of Shareholders on May 29, we encourage you to vote today.

We published a new shareholder letter on our website that spells out the reasons why it’s critical to protect the value of your investment and vote AGAINST items 4 through 7.

Item 6, for example, has now been proposed for three years in a row.

It seeks a report on plastic production to show financial impacts to our business based on a narrow, prescriptive, and increasingly outdated scenario.

We have already demonstrated the resiliency of our business and investment portfolio – including plastics – under a scenario with a lower-demand profile.

There are other examples of why you should vote AGAINST this proposal in the new Shareholder Letter, but to be clear, our existing analysis and disclosures already cover a reduced-demand scenario – yet another report on a similar scenario would not be meaningful.

You can also read our Board’s recommendations (starting on page 79) in the 2024 Proxy.

If you have any questions, please reach out.

Investor Relations

Exxon Mobil Corporation

Retail.Shareholder@exxonmobil.com